UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

The  Newhall  Land  and  Farming  Company

   ( a  California  Limited  Partnership )

(Exact name of registrant as specified in its charter)

California	1-8885	95-3931727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 661-255-4000

Item 5.  Other Events

                As of July 21, 2003, The Newhall Land and Farming Company (“the Company”) entered into a merger agreement with Lennar Corporation, a Delaware corporation, LNR Property Corporation, a Delaware corporation, NWHL Investment LLC, a Delaware limited liability company and NWHL Acquisition, L.P., a California limited partnership (the “Merger Agreement”).  The Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                On July 21, 2003, the Company issued a joint press release with Lennar Corporation and LNR Property Corporation to announce the Company entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

                99.1 - Agreement and Plan of Merger, dated as of July 21, 2003, by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property Corporation, NWHL Investment LLC, and NWHL Acquisition, L.P.

                99.2 - The Newhall Land and Farming Company joint press release with Lennar Corporation and LNR Property Corporation issued July 21, 2003.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

By:	Newhall Management Limited Partnership,
Managing General Partner

By:	Newhall Management Corporation,
Managing General Partner

Date:	July 24, 2003	By:	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial Officer (Principal Financial Officer)

THE NEWHALL LAND AND FARMING COMPANY

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1

Agreement and Plan of Merger, dated as of July 21, 2003, by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property Corporation, NWHL Investment LLC, and NWHL Acquisition, L.P.

99.2	The Newhall Land and Farming Company joint press release with Lennar Corporation and LNR Property Corporation issued July 21, 2003